UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934
                               September 25, 2001
                  Date of Report (Date of earliest reported)
                           X CHANGE CORPORATION, INC.
               (Exact name of registrant as specified in charter)
           Delaware                       002-41703              51-0356301
(State of incorporation or other       (Commission File        (IRS Employer
          jurisdiction)                    Number)           Identification No.)
                            150 North Michigan Avenue
                                Chicago, IL 60601
                    (Address of principal executive offices)
                                 (312) 946-1006
               Registrant's telephone number, including area code

ITEM 4.    CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


On September 25, 2001, the Company dismissed its certifying accountant, Robison, Hill & Co. ("Robison, Hill"). Robison, Hill's reports on the financial statements for the years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the years ended December 31, 2000 and 1999 , and the subsequent interim period through September 25,2001 the Company has not had any disagreements with Robison, Hill on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Stefanou & Company LLP ("Stefanou") as its certifying accountant as of September 13, 2001 for the Company's fiscal year ending April 30, 2002. The Company has not consulted Stefanou previously.

         Robison, Hill's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

Item 7.  Financial Statements and Exhibits.

Exhibit No.
------------

16       Letter from Robison,  Hill & Co. to the Commission  dated September 13,
         2001.


ITEM 8.  CHANGE IN YEAR END

On September 25, 2001, the Board of Directors of the Company approved the change of the Company's fiscal year end from December 31 to March 31. The Company does not intend to file a Form 10QSB for the "transition period", as the Current Report on Form 8-K, dated on July 12 , 2001 and amended on September 25, 2001, covers the transition period.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized

Date:  September 25, 2001

                                         /s/ Cary Grant
                                          --------------
                                            Cary Grant
                                            President

EX-16




LETTER FROM ROBISON, HILL & CO.







Securities and Exchange Commission
Washington, DC  20549

Re: X Change Corporation, Inc.
File No. 002-41703

Dear Sir or Madam:

         We have read Item 4 of the Form 8-K of dated September 25, 2001, and agree with the statement contained thereon.


                                               /s/ ROBISON, HILL & CO.
                                               -----------------------
                                               CERTIFIED PUBLIC ACOUNTANTS

Salt Lake City, Utah
September 25, 2001